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                                                                    EXHIBIT 23.2

The Board of Directors
Summit Technology, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Summit Selected Historical Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Boston, Massachusetts

January 6, 1998